For Immediate Release

8x8, Inc. Announces Financial Results for
First Quarter Fiscal 2014

Record Quarterly Revenue of $30 million; Non-GAAP Earnings Per Diluted Share of $0.06;
Revenue from Business Customers Increases 22%

SAN JOSE, Calif. - July 24, 2013 -- 8x8, Inc. (NASDAQ: EGHT), provider of innovative cloud communications and computing solutions, today announced operating results for the first quarter of fiscal 2014 ended June 30, 2013.

The company posted total record revenue of $30 million for its first fiscal quarter ending June 30, 2013. GAAP net income for the first quarter of fiscal 2014 was $2.1 million, or $0.03 per diluted share. Non-GAAP net income for the quarter increased 27% year over year to $4.3 million, or $0.06 per diluted share.

First Quarter Fiscal 2014 Financial Results
  Revenue from business customers, which represented 98% of total revenue, increased 22% year over year to $29 million.
  Average number of subscribed services per new business customer grew to 17.5 from 14.0 in the same period last year.
  Average number of subscribed services per business customer grew to 11.8 from 10.1 in the same period last year.
  Average revenue per business customer increased $5 per month sequentially to $268, compared with $250 in the same period last year.
  Business service revenue churn was 1.2%, compared with 2.3% in the same period last year.
  Business customer churn was a record 1.4%, compared with 1.7% in the same period last year.
  Service margin was a record 81%, compared with 75% in the same period a year ago; overall gross margin was 71%, compared with 67% in the same year ago period.
  GAAP net income for the first quarter of fiscal 2014 was $2.1 million, or $0.03 per diluted share, compared with $8.6 million (which included a $12 million gain from the sale of a patent family), or $0.12 per diluted share, for the first quarter of fiscal 2013.
  Non-GAAP net income (as outlined in the reconciliation table below) was $4.3 million, or $0.06 per diluted share, compared with $3.4 million, or $0.05 per diluted share, in the same period last year.
  Cash, cash equivalents and investments grew to $57.8 million in the first quarter of fiscal 2014, an increase of $5.5 million sequentially, compared with cash, cash equivalents and investments of $38.2 million at June 30, 2012.

"First and foremost, I am pleased to report that the 22% growth in business revenue we saw in the first quarter of fiscal 2014 has led to the achievement of another revenue milestone with the posting of $30 million in revenue for the quarter," said 8x8 Chairman & CEO Bryan Martin. "In addition, our average monthly service revenue per business customer increased sequentially by $5 to a new high of $268, and business customers now generate 98% of total revenue."

Martin continued, "On top of this strong revenue growth, 8x8 recorded its lowest customer churn in history this quarter of 1.4%. All of the churn reduction initiatives we've put in place have started to produce the results we've been expecting and our customer satisfaction surveys are reflecting this trend."

Additional First Quarter Business Metrics:
  Added 1,127 net new business customers during the first quarter of fiscal 2014 for a total of 33,662 business customers, compared with 29,913 business customers in the same period last year and 32,535 business customers in the prior quarter.
  Sold 47,353 new services during the first quarter, compared with 41,146 in the same period last year and 50,728 in the prior quarter.
  Awarded two new U.S. patents related to communications and call center technologies.
  Appointed Ben Taft as Vice President of Inside Sales.
  Partnered with global technology provider Insight Enterprises, Inc. to provide 8x8's cloud communications services to Insight clients.
  Announced Health Insurance Portability and Accountability Act (HIPAA) and Health Information Technology for Economic and Clinical Health (HITECH) compliance for unified communications services.
  Awarded 2013 Unified Communications TMC Labs Innovation Award for the 8x8 Virtual Office Desktop application.

Non-GAAP Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs and gain on patent sale. We have excluded gain on patent sale because we consider it to have been an isolated transaction and believe it is not reflective of our ongoing operations, and this reduces the comparability of periodic operating results when it is included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit facilities, because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 24, 2013 at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #11344394) (404) 537-3406, international (Conference ID 11344394)
Webcast:	http://investors.8x8.com/

Supplemental financial slides will be presented through 8x8's Virtual Meeting web conferencing portal, which can be accessed at: http://virtualmeeting.8x8.com/Q1FY2014Earnings.

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight July 30, 2013. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (Nasdaq: EGHT) empowers business conversations for more than 33,000 small and medium-sized businesses with cloud communications services that include hosted PBX telephony, unified communications, call center software and video conferencing solutions. The company has been delivering business communications services since 2004 and has garnered a reputation for technical excellence and outstanding reliability. In 2012, 8x8 was named a market "leader" in Gartner's Magic Quadrant for Unified Communications as a Service (UCaaS) in North America and was recognized as the No. 1 Provider of Hosted IP Telephony by Frost & Sullivan and Synergy Research Group. For additional information, visit www.8x8.com, or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, our ability to compete effectively in the hosted telecom services business, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2013	2012
Service revenue	$27,252	$23,172
Product revenue	2,752	2,080
Total revenue	30,004	25,252

Operating expenses:
Cost of service revenue (1)	5,221	5,686
Cost of product revenue (1)	3,347	2,710
Research and development (1)	2,336	1,826
Sales and marketing (1)	13,121	10,541
General and administrative (1)	2,790	2,064
Gain on patent sale	-	(11,965)
Total operating expenses	26,815	10,862
Income from operations	3,189	14,390
Other income, net	15	8
Income before provision for income taxes	3,204	14,398
Provision for income taxes	1,065	5,781
Net income	$2,139	$8,617

Net income per share:
Basic	$0.03	$0.12
Diluted	$0.03	$0.12

Weighted average number of shares:
Basic	72,510	70,717
Diluted	75,756	74,110

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	June 30,
	2013	2012
Cost of service revenue	$68	$43
Cost of product revenue	-	1
Research and development	154	95
Sales and marketing	347	316
General and administrative	338	101
	$907	$556

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2013	2013
ASSETS
Current assets
Cash and cash equivalents	$55,915	$50,305
Investments	1,899	1,964
Accounts receivable, net	3,595	3,880
Inventory	567	511
Deferred tax assets	5,049	6,096
Other current assets	1,107	914
Total current assets	68,132	63,670
Property and equipment, net	6,636	6,673
Intangible assets, net	9,854	10,194
Goodwill	25,150	25,150
Deferred tax assets, non-current	46,526	46,352
Other assets	983	572
Total assets	$157,281	$152,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,500	$5,644
Accrued compensation	3,711	3,629
Accrued warranty	474	452
Deferred revenue	1,609	1,236
Other accrued liabilities	3,009	2,774
Total current liabilities	14,303	13,735

Other liabilities	1,788	1,843
Total liabilities	16,091	15,578

Total stockholders' equity	141,190	137,033
Total liabilities and stockholders' equity	$157,281	$152,611

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$2,139	$8,617
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	675	505
Amortization	340	357
Stock-based compensation	907	556
Deferred income tax provision	873	5,778
Other	158	75
Changes in assets and liabilities:
Accounts receivable, net	132	(626)
Inventory	(61)	(19)
Other current and noncurrent assets	(306)	(148)
Deferred cost of goods sold	30	(14)
Accounts payable	(316)	(35)
Accrued compensation	82	(22)
Accrued warranty	22	18
Accrued taxes and fees	192	112
Deferred revenue	373	(183)
Other current and noncurrent liabilities	(7)	(45)
Net cash provided by operating activities	5,233	14,926

Cash flows from investing activities:
Purchases of property and equipment	(466)	(1,048)
Cost of capitalized software	(328)	-
Net cash used in investing activities	(794)	(1,048)

Cash flows from financing activities:
Capital lease payments	(5)	(43)
Repurchase of common stock	(120)	(74)
Proceeds from issuance of common stock under employee stock plans	1,296	87
Net cash provided by (used in) financing activities	1,171	(30)
Net increase in cash and cash equivalents	5,610	13,848

Cash and cash equivalents at the beginning of the period	50,305	22,426
Cash and cash equivalents at the end of the period	$55,915	$36,274

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	June 30, 2012	Sept. 30, 2012	Dec. 31, 2012	March 31, 2013	June 30, 2013
Gross business customer additions (1)	2,943	2,915	2,617	2,808	2,702
Number of new services sold (1)(2)	41,146	42,920	44,391	50,728	47,353
Average number of subscribed services per
new business customer (3)	14.0	14.7	17.0	18.1	17.5
Business subscriber acquisition cost per service (4)	$ 97	$ 89	$ 98	$ 92	$ 96

Total business customers (5)	29,913	30,498	31,473	32,535	33,662
Average number of subscribed services per
business customer (6)	10.1	10.6	11.2	11.5	11.8
Business customer average monthly service
revenue per customer (7)	$ 250	$ 256	$ 260	$ 263	$ 268

Monthly business customer churn (less cancellations
within 30 days of sign-up) (8)	1.7%	2.4%	1.6%	1.7%	1.4%
Monthly business service revenue churn	2.3%	1.0%	2.6%	1.5%	1.2%

Overall service margin	75%	76%	78%	80%	81%
Overall product margin	-30%	-22%	-34%	-17%	-22%
Overall gross margin	67%	68%	68%	71%	71%

(1)	Does not include customers of Virtual Office Solo or Zerigo, Inc. ("Zerigo").
(2)	Number of recurring revenue services sold to business customers during the period.
(3)	Number of new services sold divided by gross business customer additions.
(4)

The combined costs of advertising, marketing, promotions, sales commissions and equipment subsidies for new services sold during the period divided by the number of new services sold during the period.

(5)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo or Zerigo services are not included as business customers.

(6)

The simple average number of subscribed services divided by the simple average number of business customers during the period. The simple average number of subscribed services is the number of subscribed services on the first day of the period plus the number of subscribed services on the last day of the period divided by two. The simple average number of business customers is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(7)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(8)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30-day trial) by the simple average number of business customers and dividing the result by the number of months in the period. In the second quarter of fiscal 2013, an affiliate with 411 business customers representing approximately $9,000 of monthly service revenue cancelled service. Excluding these 411 cancellations, business customer churn (less cancellations within 30 days of sign-up) was 1.9%.

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2013	2012
Net income	$2,139	$8,617
Gain on patent sale	-	(11,965)
Non-cash tax adjustments	873	5,778
Amortization	340	357
Stock-based compensation expense	907	556
Acquisition-related expense	-	-
Facility exit expense	-	9
Non-GAAP net income	$4,259	$3,352

Weighted average number of shares:
Diluted	75,756	74,110

GAAP net income per share - Diluted	$0.03	$0.12
Gain on patent sale	-	(0.16)
Non-cash tax adjustments	0.01	0.08
Amortization	0.01	-
Stock-based compensation expense	0.01	0.01
Acquisition-related expense	-	-
Facility exit expense	-	-
Non-GAAP net income per share - Diluted	$0.06	$0.05

GAAP net income percentage of revenue	7%	34%
Gain on patent sale	-	-47%
Non-cash tax adjustments	3%	23%
Amortization	1%	1%
Stock-based compensation expense	3%	2%
Acquisition-related expense	-	-
Facility exit expense	-	-
Non-GAAP net income percentage of revenue	14%	13%